UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2011

INDIAN HILL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15938 Commission File Number	06-1205743 (I.R.S. Employer Identification No.)

1905 N. Atlantic Blvd. Fort Lauderdale, FL (Address of principal executive offices)		33305 (zip code)

Registrant’s telephone number, including area code: (954) 564-4669

One IP Voice, Inc.

22 Prestige Park Circle, East Hartford, CT 06108-3728

(860) 610-6000

(Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, all references to the “we,” “our”, “us” and the “Company” refer to Indian Hill Holdings Corporation, a company incorporated under the laws of the State of Delaware.

Item 1.03.

BANKRUPTCY OR RECEIVERSHIP

On December 13, 2006 (“Filing Date”), One IP Voice, Inc., formerly Farmstead Telephone Group, Inc. ("One IP Voice"), together with its wholly-owned subsidiary OIPV Corp., formerly One IP Voice, Inc. (“OIPV”) (collectively referred to herein as the "Company"), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") in the United States Bankruptcy Court for the District of Connecticut, Hartford Division ("Bankruptcy Court"). Under Chapter 11, certain claims against the Company in existence prior to the Filing Date (“Pre-petition Claims”) are stayed while the Company continues business operations as a Debtor-in-Possession. Pre-petition Claims secured against the Company’s assets (secured claims) also are stayed, although the holders of such claims have the right to move the court for relief from the stay. In addition, under the Bankruptcy Code, the Company may assume or reject executory contracts and unexpired leases subject to Bankruptcy Court approval. Additional Pre-petition Claims may arise from such rejections, and from the determination by the Bankruptcy Court (or as agreed by the parties-in-interest) to allow claims for contingencies and other disputed amounts. From time to time since the Filing Date, the Bankruptcy Court has approved motions allowing the Company to reject certain business contracts that were deemed burdensome or of no value to the Company. Pre-petition claims are reflected in the December 31, 2006 balance sheet as “Liabilities Subject to Compromise.”

In connection with the filings, the Company filed motions with the Bankruptcy Court requesting, among other things, the ability to maintain its existing bank accounts and cash management systems, permission to pay pre-bankruptcy wage-related items, the establishment of procedures relating to utility providers and the authority to employ temporary employees in an effort to minimize any disruption the filings might otherwise cause. On December 14, 2006, the Bankruptcy Court granted the relief requested.

The Company was unable to continue operations as a going concern due to its inability to come to an agreement with Laurus Master Fund Ltd. with regard to the use of cash collateral in the Chapter 11 proceeding. As a result, the Company ceased operations effective December 31, 2006, terminated all of its employees and proceeded to solicit offers pursuant to Section 363 of the Bankruptcy Code to sell the assets of the Company’s businesses.

On February 5, 2007, the Company entered into an asset purchase agreement in connection with the contemplated sale of substantially all of the assets of the legacy telephone business to FTG Inc. (“FTG”), a Connecticut corporation, under Section 363 of the Bankruptcy Code (the "Section 363 Sale") for a purchase price of $2,400,000.

On February 5, 2007, the Company entered into an asset purchase agreement in connection with the contemplated sale of substantially all of the assets of the IP telephony business to eON IP Voice, Inc., a California corporation, in a Section 363 Sale, for a cash purchase price of $150,000.

On March 15, 2007, the Company received a term sheet from OIPV Acquisition Corporation, a newly created Delaware corporation (“OIPV”), which proposed a merger where OIPV shall merge with and into the Company, in a transaction (“Transaction”) whereby the Company would issue and shareholders of OIPV would acquire newly issued shares of Target equal to a total of 95% of the shares of Target, fully diluted (“Shares”), to be distributed to OIPV shareholders ratably in accordance with their holdings of OIPV. In exchange for the Shares, OIPV would provide the following consideration: (i) $250,000 cash to the Company, and (ii) a cash amount not to exceed $150,000 to be placed in escrow and used by the Company to pay professional fees and expenses associated with: (a) completion of an audit as at the date of Closing to include a clean audit opinion and certification of the NOL carryforward (“NOL”) at such date; (b) securities law filings required to keep the Company in compliance with all securities laws through the Closing, and (c) Transaction expenses of the Company. Any escrowed funds not used to pay the Expenses would be returned to OIPV.

On May 17, 2007, the Company received a notice from the NASD pursuant to NASD Rule 6535, informing the Company that due to its failure to file on a timely basis this Form 10-K which was due on April 2, 2007 and the Form 10-Q due on May 15, 2007 that effective June 18, 2007, the Company’s shares would no longer be listed on the OTCBB unless the delinquent filings were received by the Commission by 5:30 PM on June 18, 2007. Due to a lack of operating funds, the Company was unable to engage personnel on a timely basis to prepare financial statements which in turn could be audited by the Company’s outside independent auditing firm. Consequently the Company’s shares were delisted from the OTCBB on June 18, 2007. The Company currently is trading on the Pink Sheets. Companies on the Pink Sheets are not required to meet minimum requirements or file with the SEC. So-named because they were actually printed on pink paper, the Pink Sheets started out as a daily quote service provided by the National Quotation Bureau. Typically, companies are on the Pink Sheets because either they are too small to be listed on a national exchange or they do not wish to make their budgets and accounting statements public.

On September 11, 2007, the Company and the Board of Directors, having evaluated the potential scenarios for the continued operation of the Company in Chapter 11, elected to enter into a revised term sheet with OIPV providing for the following consideration: (i) $250,000 cash to the Company, and (ii) a cash amount not to exceed $175,000 to be placed in escrow and used by the Company to pay professional fees and expenses associated with: (a) completion of an audit as at the date of Closing to include a clean audit opinion; (b) securities law filings required to keep the Company in compliance with all securities laws through the Closing, (c) the payment of the premium for “tail” coverage for Directors’ and Officers’ Liability Insurance and (d) Transaction expenses of the Company. Any escrowed funds not used to pay the Expenses would be returned to OIPV. The Company with Bankruptcy Court approval engaged certain professionals to complete financials for 2006 for review by the Company’s outside independent auditing firm. On or about June 22, 2008, the Company was able to complete its financials and the Company’s outside independent auditing firm issued a preliminary audit letter identifying missing documentation which required further review. Because the Company’s records were part of the Section 363 sales, the documentation needed to be located thus further delaying the issuance of the audit letter for 2006.

On September 10, 2008, the Company filed its Third Amended Plan of Confirmation Plan and Third Amended Disclosure Statement which was approved by Order of the Bankruptcy Court on September 30, 2008 (the “Plan”). The merger between the Company and OIPV occurred as of March 31, 2009 upon completion of certain due diligence by OIPV and other closing conditions set forth in the Plan. Upon completion of the merger, the reorganized company emerged from the jurisdiction of the Bankruptcy Court, and will for a period of time be a public shell company. As part of the certificate of merger, the Company changed its name to Indian Hill Holdings Corporation. It is the current intention of the shareholders of the reorganized company to operate the reorganized company as a special purpose acquisition corporation (“SPAC”) and to re-list its shares on the OTCC-BB by filing all of its delinquent 34 Act filings with the SEC on or before December 31, 2011. Upon completion of filing all of its delinquent 34 Act filings with the SEC, the reorganized company currently intends to file a Form 8-K declaring its intention to operate as a SPAC.

Section 7.01.

REGULATION FD DISCLOSURE

Since ceasing its operations, the Company has had no existing business operations, other than to comply with its reporting requirements under Delaware law and the Securities Exchange Act of 1934. In the future the reorganized company may acquire an operating company. It has entered into several letters of intent since March 31, 2009 only to terminate such letters in the due diligence process due to a lack of audited financials on the part of the potential acquisition candidate. The reorganized company may also consider developing a new business suitable for its situation. Due to a lack of operating funds, the Company has been unable to engage personnel on a timely basis to prepare financial statements which in turn could be audited by the Company’s outside independent auditing firm. It is management’s current intention to bring the Company into full compliance with the 34 Act but in no event later than December 31, 2011.

The Company will have broad discretion in identifying and selecting both the industries and the possible acquisition candidates within those industries that it will acquire. The Company has not identified a specific industry on which it initially intends to focus and has no present plans, proposals, arrangements or understandings with respect to the acquisition of any specific business. There can be no assurance that the Company will be able to identify or successfully complete any acquisitions.

The Company has no preference as a general matter as to whether to issue shares of common stock or cash in making acquisitions and it may use either shares of its common stock or cash, or a combination thereof. The form of the consideration that the Company will use for a particular acquisition will depend upon the form of consideration that the sellers of the business require and the most advantageous way for the Company to account for, or finance the acquisition. To the extent the Company uses common stock for all or a portion of the consideration to be paid for future acquisitions, existing stockholders may experience significant dilution.

In order to effect an acquisition, the reorganized company may need additional financing. There is no assurance that any such financing will be available, or available on terms favorable or acceptable to the Company. In particular, potential third party equity investors may be unwilling to invest in the reorganized company due to the significant potential for dilution of a potential investor’s ownership in the Company’s common stock. If the Company raises additional funds through the issuance of equity, equity-related or debt securities, these securities may have rights, preferences or privileges senior to those of the rights of the reorganized company’s common stockholders, who would then experience dilution.

In general, any new business development is difficult, and the Company’s particular realities impose significant constraints that make such an undertaking even more difficult. These constraints include the following: the need to acquire or develop the business without paying substantial cash or taking on significant debt, unless it can be serviced by cash flow from the new business; the handicap of not having actively traded stock to use to procure this business; the requirement that, after launch, the new business should not need a significant capital investment to fund its initial operations unless this can be accomplished through cash flow from the new business; and the requirement that the new business should produce a positive cash flow in the near term.

The SEC adopted rule changes governing the use of Form 8-K and Form S-8 by shell companies which became effective for the most part on August 22, 2005. The Company is now categorized as a “shell company” as that term is used in the SEC’s rule changes. The principal rule changes are to prohibit the use of Form S-8 by a shell company, and to amend Form 8-K so as to require a shell company to report the same type of information that would be required if it were filing to register a class of securities under the Exchange Act whenever the shell company is reporting the event that caused it to cease being a shell company. The effect of the rule changes may adversely impact the Company’s ability to offer its stock to officers, directors and consultants, and thereby make it more difficult to attract and retain qualified individuals to perform services for the Company, and it will likely increase the costs of registration compliance following the completion of a business combination.

8.01.

OTHER EVENTS

On July 20, 2011, the Company received from the SEC an ORDER INSTITUTING ADMINISTRATIVE PROCEEDINGS AND NOTICE OF HEARING PURSUANT TO SECTION 12(J) OF THE SECURITIES EXCHANGE ACT OF 1934 (“Order”) naming the Company as a Respondent. The Company has until July 29, 2011 to file an Answer to the allegations contained in the Order, as provided by Rule 220 (b) of the Commission’s Rules of Practice. The effect of the Order if uncontested or assented to would be the revocation of the registration of each class of securities of the Company currently registered pursuant to Section 12 of the Exchange Act.

The SEC also obtained an Order suspending trading in the Company’s securities for the period of 9:30 AM EDT on July 14, 2011 through 11:59 PM EDT on July 27, 2011.

The Management and the Board have yet to decide as to whether the Company will contest the Order, consent to the Order, file a Form 15 voluntarily suspending its obligations to file reports under Sections 13 and 15 (d) of the 34 Act or attempt to file all delinquent filings under the 34 Act before Thursday, August 18, 2011, the scheduled date of the pre-hearing conference before an Administrative Law Judge regarding the Order.

In the event that the registration of the Company’s securities is revoked, it is the Company’s current intention to immediately file a Form 10 to begin the process to re-register the securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indian Hill Holdings Corporation

Date: July 26, 2011	By:	/s/ Jean-Marc Stiegemeier
Jean-Marc Stiegemeier, Chief Executive Officer

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